SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 13, 2006

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

(610) 594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2006, West Pharmaceutical Services, Inc. (“West”) entered into a supply contract (the “Supply Agreement”) with Becton, Dickinson and Company (“BD”). BD™ (1) is West’s largest customer, accounting for approximately 11% of West's 2004 consolidated net sales. The Supply Agreement replaces a similar three-year agreement that was entered into in 2001 and is made effective as of October 1, 2004. The Supply Agreement will continue until September 30, 2007.

The Supply Agreement covers all of West’s products currently being sold to BD, including Hemogard™ (1) stoppers for use in BD’s blood-collection systems, elastomer components for BD’s prefilled syringes and plungers for BD’s disposable syringes, all made from West’s formulations in a variety of colors, sizes and configurations. Under the Supply Agreement, BD has agreed to purchase 100% of its requirements for certain Hemogard stoppers and minimum annual quantities of certain other sizes.

The Supply Agreement contains fixed pricing, with discounts and rebates on certain products based on volume and pricing levels. In addition, the Supply Agreement contains a mechanism for adjusting pricing annually based on changes in the synthetic elastomer U.S. Producer Price Index.

(1) BD and Hemogard are trademarks of Becton, Dickinson and Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

January 19, 2006